SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2012

ZAGG Inc
(Exact name of registrant as specified in its charter)

Nevada	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 South 500 West, Suite J Salt Lake City, Utah 84115
(Address of principal executive offices)

Registrant’s telephone number, including area code: (801) 263-0699
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement
Item 1.02	Termination of a Material Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Credit Agreement Summary & Termination of Prior Financing Agreement

On December 7, 2012, ZAGG Inc (the “Company”) and Wells Fargo Bank, National Association (“Wells Fargo” or the “Bank”), entered into a two-year, $84,000,000 credit facility consisting of a $24,000,000 term loan and a $60,000,000 revolving line of credit, which line of credit includes a letter of credit sub-feature that allows the Company to issue standby commercial letters of credit against the line of credit, not to exceed at any time an aggregate of $10,000,000.

Concurrent with the execution of the credit agreement for such credit facility (the “Credit Agreement”), the Company paid and fulfilled in full all obligations previously due and outstanding under the June 21, 2011, financing agreement of between the Company, Cerberus Business Finance, LLC (“Cerberus”) and PNC Bank National Association (“PNC”) (the “Previous Financing Agreement”). Upon the funding of the Credit Agreement on December 12, 2012, the Company paid to Cerberus and PNC an aggregate amount of $45,970,667.08, which consisted of the following individual items:

•	$4,396,277.83 was applied to the entire outstanding balance on the line of credit under the Previous Financing Agreement;
•	$41,000,000.00 was applied to the entire outstanding balance on the term loan under the Previous Financing Agreement;
•	$100,455.55 was related to accrued and unpaid interest on the line of credit and term loan under the Previous Financing Agreement;
•	$430,000.00 was paid to Cerberus and PNC as a prepayment premium pursuant to the terms of the Previous Financing Agreement;
•	$33,933.70 was related to accrued and unpaid fees under the Previous Financing Agreement; and
•	$10,000.00 was related to a contingency deposit against any other costs or obligations to Cerberus and PNC related to the pay-off of the Previous Financing Agreement.

In addition to paying off the Previous Financing Agreement as shown above, the proceeds from the Term Loan and Line of Credit will be used to provide working capital for the Company and for general corporate needs.

Line of Credit

Pursuant to the Credit Agreement, the Bank agreed to make advances to the Company from time to time up to and including December 1, 2014, in an amount not to exceed at any time the aggregate principal amount of $60,000,000 (the “Line of Credit”), the proceeds of which will be used to pay off the Previous Financing Agreement, provide working capital for the Company, and for general corporate needs.  The Company’s obligation to repay advances under the Line of Credit is evidenced by a Revolving Line of Credit Note, dated as of December 7, 2012, as amended by an Addendum to Revolving Line of Credit Note dated that same date (as amended, the “Line of Credit Note”).

Borrowings and repayments under the Line of Credit may occur from time to time in the Company’s ordinary course of business from December 7, 2012, through December 1, 2014.  Any outstanding borrowings under the Line of Credit mature and are due on December 1, 2014.

The outstanding principal balance under the Line of Credit bears interest (computed on the basis of a 360-day year, actual days elapsed) at a fluctuating rate per annum determined to be the sum of the (1) LIBOR margin (with the initial LIBOR margin being set at 1.25%) and (2) Daily Three Month LIBOR (as defined below) in effect from time to time.  Pursuant to the Line of Credit Note, each change in the rate of interest will become effective on each business day on which a change in Daily Three Month LIBOR is announced by Wells Fargo.

Pursuant to the terms of the Credit Agreement, Wells Fargo will adjust the LIBOR margin used to determine the rate of interest under the Line of Credit on a quarterly basis, commencing with the Company’s fiscal quarter ending December 31, 2012. The Applicable Libor Margin is calculated based on the Company's ratio of Total Liabilities to Tangible Net Worth (as these terms are defined in the Credit Agreement) in accordance with the following table:

Total Liabilities to Tangible Net Worth	Applicable LIBOR Margin

1.50 or greater	1.75%
1.00 or greater, but less than 1.50	1.25%
Less than 1.00	0.75%

Under the Line of Credit Note, each such adjustment will be effective on the first business day of the Company’s fiscal quarter following the quarter during which the Bank receives and reviews the Company’s most current fiscal quarter-end financial statements in accordance with the requirements established by the Bank for the preparation and delivery thereof.

Pursuant to the terms of the Credit Agreement, the term “Daily Three Month Libor” means, for any day, the rate of interest equal to LIBOR (as defined below) then in effect for delivery for a three month period. Pursuant to the terms of the Credit Agreement, the term “LIBOR” means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

LIBOR =	Base LIBOR
100% - LIBOR Reserve Percentage

(i)
Under the Line of Credit Note, the term “Base LIBOR” means the rate per annum for United States dollar deposits quoted by the Bank as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by the Bank for the purpose of calculating effective rates of interest for loans making reference thereto, for delivery of funds for three months in an amount equal to the outstanding principal balance of the Line of Credit Note.  Pursuant to the Credit Agreement, the Company agreed that the Bank could base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as the Bank, in its discretion, deems appropriate, including, but not limited to, the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

(ii)
Under the Line of Credit Note, “LIBOR Reserve Percentage” means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for “Eurocurrency Liabilities” (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by the Bank for expected changes in such reserve percentage during the term of the Line of Credit Note.

In addition, the Company agreed to pay Wells Fargo a quarterly fee based on the average unused amount of the Line of Credit depending on the Company’s Leverage Ratio (which term is defined in the Credit Agreement as Total Liabilities divided by Tangible Net Worth) based on the following table:

Leverage Ratio	Applicable Unused Commitment Fee (per annum)

1.50 or greater	0.20%
1.00 or greater, but less than 1.50	0.15%
Less than 1.00	0.10%

Interest accrued on the Line of Credit is payable on the first day of each month, commencing on January 1, 2013.

Term Note

Pursuant to the Credit Agreement, the Bank also agreed to provide a term loan to the Company in the principal amount of $24,000,000, the proceeds of which will be used to pay off the Previous Financing Agreement, to provide working capital for the Company, and for general corporate needs.  The Company’s obligation to repay the Term Loan is evidenced by a Term Note dated December 7, 2012, as amended by an Addendum to Term Note dated that same date (as amended, the “Term Note”).

The Term Note requires quarterly payments of $2,000,000 payable on the first day of each quarter commencing on April 1, 2013, and continuing up to and including October 1, 2014. A final installment payment consisting of the remaining unpaid balance is due on December 1, 2014.

A mandatory principal payment of $500,000 is required for each fiscal quarter in which Total Liabilities to Tangible Net Worth (as those terms are defined in the Credit Agreement) exceeds 1.50 to 1.00, commencing with the Company’s fiscal quarter ending December 31, 2012.

The outstanding principal balance of the Term Note initially bears interest (computed on the basis of a 360-day year, actual days elapsed) at a fluctuating rate per annum determined to be sum of the (1) LIBOR margin (with the initial LIBOR margin being set at 1.25%) and (2) Daily Three Month LIBOR (as defined above) in effect from time to time.  Pursuant to the Term Note, each change in the rate of interest will become effective on each business day on which a change in Daily Three Month LIBOR is announced by Wells Fargo.  Commencing December 31, 2012, the outstanding principal balance of the Term Note will bear interest (computed on the basis of a 360-day year, actual days elapsed) at a fixed rate per annum determined by the Bank to be the sum of the (1) LIBOR margin (with the initial LIBOR margin being set at 1.25%) and (2) LIBOR in effect on the first day of each Fixed Rate Term (as defined below).

Any adjustment to the LIBOR margin on the Term Note will be determined based in the same manner as adjustments to the LIBOR margin on the Line of Credit Note.

Pursuant to the terms of the Credit Agreement, the term “Fixed Rate Term” means a period of three months during which the entire outstanding principal balance of the Term Note bears interest determined in relation to LIBOR, with the understanding that (i) the initial Fixed Rate Term shall commence on the date the full principal amount of the Term Note is disbursed, (ii) each successive Fixed Rate Term shall commence automatically, and without notice to or consent from the Company, on the first business day following the date on which the immediately preceding Fixed Rate Term matures, and (iii) if, on the first business day of the last Fixed Rate Term applicable hereto the remaining term of the Term Note is less than three months, then such Fixed Rate Term shall be in effect only until the scheduled maturity date hereof.  If any Fixed Rate Term would end on a day that is not a business day, then such Fixed Rate Term shall be extended to the next succeeding business day.

The Company may prepay principal on the Term Note at any time and in the minimum amount of $500,000; provided however, that if the outstanding principal balance of the Term Note is less than $500,000, the minimum prepayment amount shall be the entire outstanding principal balance hereof.  In consideration of Wells Fargo’s providing the prepayment option to the Company, or if the Term Note shall become due and payable at any time prior to the last day of any Fixed Rate Term by acceleration or otherwise, the Company will pay to Wells Fargo immediately upon demand a fee equal to the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Fixed Rate Term matures, calculated as follows for each such month:

(i)
The Company will determine the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the Fixed Rate Term applicable thereto.

(ii)
The Company then will subtract from the amount determined in clause (i) above the amount of interest that would have accrued for the same month on the amount prepaid for the remaining term of such Fixed Rate Term at LIBOR in effect on the date of prepayment for new loans made for such term and in a principal amount equal to the amount prepaid.

(iii)
If the result obtained in clause (ii) for any month is greater than zero, the Company will discount that difference by the LIBOR rate used in clause (ii) above to determine the amount to be paid to the Bank.

Other General Terms of the Credit Agreement

The Company and Wells Fargo agreed to a commitment fee of $84,000 payable to Wells Fargo upon the funding of the Credit Agreement, which is equal to one tenth of one percent (0.10%) of the maximum amount of the Line of Credit and Term Loan.

Pursuant to the Credit Agreement, the occurrence of any the following will constitute an “Event of Default” under the Credit Agreement:

(a)	The Company’s failure to pay when due any principal, interest, fees or other amounts payable under any of the loan documents.

(b)
Any financial statement or certificate furnished to the Bank in connection with, or any representation or warranty made by the Company or any other party under the Credit Agreement or any other loan document proving to be incorrect, false or misleading in any material respect when furnished or made.

(c)
Any default in the performance of or compliance with any obligation, agreement or other provision contained in the Credit Agreement or in any other loan document (other than those specifically described as an “Event of Default”), and, with respect to any such default that by its nature can be cured, which default continues for a period of 20 days from its occurrence.

(d)
Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract, instrument or document (other than any of the loan documents) pursuant to which the Company, any guarantor under the Credit Agreement, or any general partner or joint venturer in the Company if a partnership or joint venture (with each such guarantor, general partner and/or joint venturer referred to herein as a “Third Party Obligor”) has incurred any debt or other liability to any person or entity, including the Bank.

(e)
The Company or any Third Party Obligor becoming insolvent, or consenting to or applying for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or generally failing to pay its debts as they become due, or making a general assignment for the benefit of creditors; the filing by the Company or any Third Party Obligor of a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time (“Bankruptcy Code”), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or the Company or any Third Party Obligor filing an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or the Company or any Third Party Obligor being adjudicated as bankrupt, or an order for relief being entered against the Company or any Third Party Obligor by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

(f)
The filing of a notice of judgment lien against the Company or any Third Party Obligor; or the recording of any abstract of judgment against the Company or any Third Party Obligor in any county in which the Company or such Third Party Obligor has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of the Company or any Third Party Obligor; or the entry of a judgment against the Company or any Third Party Obligor; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against the Company or any Third Party Obligor; provided, however, that with respect to the filing of a notice of judgment lien, or the recording of a judgment, or the service of any legal process, all as more fully enumerated hereinabove, against either Borrower or any Third Party Obligor, the aggregate amount of any one or more such filings, judgments or processes must be in excess of $250,000.

(g)
There exists or occurs any event or condition that the Bank in good faith believes impairs, or is substantially likely to impair, the prospect of payment or performance by the Company, any Third Party Obligor, or the general partner of either if such entity is a partnership, of its obligations under any of the loan documents.

(h)
The dissolution or liquidation of the Company or any Third Party Obligor if a corporation, partnership, joint venture or other type of entity; or the Company or any such Third Party Obligor, or any of its directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of the Company or such Third Party Obligor.

(i)
A failure by the Company or any third parties requested to do so by the Company to deliver to the Bank the documents identified in Section 3.1(b) of the Credit Agreement no later than 30 days after the effective date of the Credit Agreement, which documents must be in form and substance satisfactory to the Bank.

(j)
The Company or any third parties requested to do so by the Company failing to (i) deliver to the Bank the documents in form and substance satisfactory to the Bank or (ii) complete the actions identified in Section 3.3 of the Credit Agreement within the number of days indicated in the respective sub-section of Section 3.3 of the Credit Agreement.

(k)	The Bank receives written notice from any guarantor revoking its guaranty in any respect, including, without limitation, to new indebtedness of the Company.

Pursuant to the Credit Agreement, upon the occurrence of any Event of Default:  (a) all indebtedness of the Company under each of the loan documents, any term thereof to the contrary notwithstanding, shall, at the Bank's option and without notice, become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which were expressly waived by the Company pursuant to the Credit Agreement; (b) the obligation, if any, of the Bank to extend any further credit under any of the loan documents will immediately cease and terminate; and (c) the Bank shall have all rights, powers and remedies available under each of the loan documents, or accorded by applicable law, including, without limitation, the right to resort to any or all security for any credit subject thereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law.  Additionally, pursuant to the Credit Agreement, all rights, powers and remedies of the Bank may be exercised at any time by the Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and are in addition to any other rights, powers or remedies provided by applicable law or equity.

If an Event of Default occurs, the outstanding principal balance of the Term Note will bear interest at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to four percent (4%) above the rate of interest from time to time applicable to the Term Note.

Security Agreement

In connection with the Credit Agreement, and pursuant to a Security Agreement dated as of December 7, 2012 (the “Security Agreement”), the Company granted to the Bank a security interest in certain of its property and assets, including, but not limited to, the following:

-	The Company’s accounts, including deposit accounts, contract rights, and chattel paper;

-	The Company’s general intangibles, including the Company’s patents, patent applications, trademarks, trademark applications, copyrights, trade secrets, and licenses;

-	The Company’s inventory, goods held for sale, raw materials, component parts, and work-in-progress; and

-	The Company’s goods, tools, machinery, furnishings, and other equipment.

The security interest was granted to secure the Company’s payment of all present and future indebtedness to the Bank, and all obligations of the Company to the Bank, both present and future (collectively, the “Indebtedness”).  The Security Agreement will terminate upon the performance of all of the Company’s obligations to the Bank under the Credit Agreement.  The Security Agreement lists certain events of default, upon the occurrence of which the Bank has the right to declare all of the Indebtedness owed by the Company immediately due and payable.

In addition to the Security Agreement, each of the Company’s wholly owned subsidiaries entered into a Third Party Security Agreement and a Continuing Guaranty Agreement, with the Bank.  See discussions below under “Third Party Security Agreements,” and “Continuing Guaranties.”

General Pledge Agreement

In addition to the Security Agreement, the Company entered into a General Pledge Agreement (the “Pledge Agreement”), pursuant to which the Company pledged, as security for its obligations in connection with any Indebtedness to the Bank, certain of its property, including the following:

-	100% of the Company’s ownership interest in ZAGG Intellectual Property Holding Co., Inc., a Nevada corporation, a wholly owned subsidiary of the Company;

-	100% of the Company’s ownership interest in ZAGG Retail, Inc., a Nevada corporation, a wholly owned subsidiary of the Company;

-	100% of the Company’s ownership interest of iFrogz Inc., a Utah corporation, a wholly owned subsidiary of the Company;

-	100% of the Company’s ownership interest of ZAGG LLC, a Nevada limited liability company, a wholly owned subsidiary of the Company; and

-	100% of the Company’s 30.7% ownership interest of HzO Inc., a Delaware corporation.

The Pledge Agreement will terminate upon the performance of all of the Company’s obligations to the Bank under the Credit Agreement.  The Pledge Agreement lists certain events of default, upon the occurrence of which the Bank has the right to declare all of the Indebtedness owed by the Company immediately due and payable.

In addition to the Pledge Agreement, with respect to the foreign subsidiaries held by the Company’s iFrogz Inc. subsidiary, iFrogz pledged 65% of its ownership interests in its two wholly owned foreign subsidiaries (iFrogz Europe SAS and Superior Brand Limited) to the Bank pursuant to a Third Party pledge Agreement dated as of December 7, 2012 (the “Third Party Pledge Agreement”).  See below under “iFrogz Third Party Pledge Agreement.”

In addition, pursuant to the terms of the Credit Agreement, each guarantor listed above only pledges 65% of the equity interests in any foreign subsidiary held by such guarantor, and, for the avoidance of doubt, in no event does any guarantor pledge more than 65% of the equity interests in any foreign subsidiary and no Third Party General Pledge Agreement applies to more than 65% of the equity interests of any foreign subsidiary.

Third Party Security Agreements; Continuing Guaranties

In connection with the Credit Agreement and the Indebtedness of the Company to the Bank, ZAGG Intellectual Property Holding Co., Inc. (“ZAGG IP”), ZAGG Retail, Inc. (“ZAGG Retail”), iFrogz Inc. (“iFrogz”), and ZAGG LLC (the “LLC,” and with ZAGG IP, ZAGG Retail, and iFrogz, each a “Subsidiary” and collectively, the “Subsidiaries”) each Subsidiary entered into a Third Party Security Agreement, pursuant to which each such Subsidiary granted a security interest to the Bank in certain of its property to secure the obligations of the Company to pay the Indebtedness, including the following:

-	Each Subsidiary’s accounts, including deposit accounts, contract rights, and chattel paper;

-	Each Subsidiary’s general intangibles, including the Company’s patents, patent applications, trademarks, trademark applications, copyrights, trade secrets, and licenses;

-	Each Subsidiary’s inventory, goods held for sale, raw materials, component parts, and work-in-progress; and

-	Each Subsidiary’s goods, tools, machinery, furnishings, and other equipment.

Each of the Third Party Security Agreements is similar in form and operation to the Security Agreement. Additionally, each Subsidiary entered into a Continuing Guaranty, pursuant to which each Subsidiary agreed to unconditionally guarantee, jointly and severally, the obligations of the Company to pay the Indebtedness to the Bank.  Under the Continuing Guaranties, each Subsidiary acknowledged that the obligations thereunder are joint and several and are independent of the obligations of the Company to the Bank, and that separate actions could be brought against each Subsidiary, irrespective of whether any action was brought against the Company or whether the Company or any other person was joined in such action.  Finally, pursuant to the Continuing Guaranties, any indebtedness of the Company to any Subsidiary was subordinated to the Indebtedness of the Company to the Bank.

iFrogz Third Party Pledge Agreement

iFrogz entered into a Third Party Pledge Agreement, pursuant to which iFrogz pledged, as security for its obligations in connection with any Indebtedness owed by the Company to the Bank under the Credit Agreement, certain of its property, including the following:

-	65% of iFrogz’s ownership interests in iFrogz Europe SAS; and

-	65% of iFrogz’s ownership interests in Superior Brand Limited.

The Third Party Pledge Agreement lists certain events of default, upon the occurrence of which the Bank has all rights and remedies available to a secured party under the Utah Uniform Commercial Code.

As noted above, the foregoing summary of the terms and conditions of the Credit Agreement, the Term Note, the Line of Credit Note, the Security Agreement, the General Pledge Agreement, the Third Party Pledge Agreement, the Third Party Security Agreements, and the Continuing Guaranties (collectively, the “Documents”) do not purport to be complete, and are qualified in their entirety by reference to the full text of the Documents attached as exhibits hereto.

Item 1.01                      Entry Into a Material Definitive Agreement

Randall Hales Employment Agreement

On December 11, 2012, Randall L. Hales entered into an employment agreement (the “Hales Agreement”) with the Company.

Pursuant to the Hales Agreement, Mr. Hales will serve as Chief Executive Officer and as a member of the Company’s Board of Directors.  Additionally, Mr. Hales will participate as an ex officio member of each committee of the Board.  The Board agreed to nominate Mr. Hales to the Board as long as he was serving as Chief Executive Officer, with the understanding that he would serve as a member of the Board without additional consideration. Mr. Hales’ employment with the Company will be “at will” and either the Company or Mr. Hales may terminate his employment at any time with or without cause.

Pursuant to the Hales Agreement, Mr. Hales will carry out all customary and usual duties of the CEO of a consumer products company of similar size and operations.  His annual base salary will be $692,000.  The Compensation Committee of the Board will review Mr. Hales’ base salary and other compensation at least annually, and will revise such amounts in the discretion of the Committee.  Additionally, he may receive an annual cash incentive of $208,000 or such greater amount as the Compensation Committee may determine, subject to the achievement by the Company of various financial goals.  Mr. Hales also will receive annual equity compensation of $658,000 in shares of the Company’s restricted common stock, which will be issued and vest pursuant to the terms of the Company’s Management Performance Bonus Plan.

If Mr. Hales’ employment is terminated by the Company for cause as defined in the Hales Agreement, he will be entitled to no compensation or benefits from the Company other than those earned under the compensation paragraph of the Agreement through the date of his termination for cause.  For purposes of the Hales Agreement, a termination “for cause” occurs if Mr. Hales is terminated for any of the following reasons: (i) theft, dishonesty or falsification of any employment or Company records; (ii) improper disclosure of the Company’s confidential or proprietary information resulting in damage to the Company; (iii) any action by him which has a material detrimental effect on the Company’s reputation or business; (iv) his failure or inability to perform any assigned duties after written notice from the Company to him of, and a reasonable opportunity to cure, such failure or inability; (v) his conviction (including any plea of guilty or no contest) of a felony, or of any other criminal act if that act impairs his ability to perform his duties under the Hales Agreement or (vi) his failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested his cooperation.

If a Separation (as defined in the Hales Agreement) occurs because Mr. Hales’ at-will employment is terminated by the Company without cause, and if he signs a general release of known and unknown claims in form satisfactory to the Company, he will receive severance payments equal to his current compensation, less applicable withholding, for 12 months after the date of the Separation. His current compensation shall mean the sum of his base salary plus his current annual targeted bonus amount.

A copy of the Hales Agreement is attached hereto as an exhibit.  The foregoing summary of the terms and conditions of the Hales Agreement, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Hales Agreement attached as an exhibit hereto.

Brandon T. O’Brien Employment Agreement

On December 10, 2012, Brandon T. O’Brien, the Chief Financial Officer of the Company, entered into an employment agreement (the “O’Brien Agreement”) with the Company.

Mr. O’Brien’s employment with the Company will be “at will” pursuant to the O’Brien Agreement with the Company, and either he or the Company may terminate his employment at any time, with or without cause, subject to the provisions of the O’Brien Agreement.  His yearly base salary will be $400,000.  Additionally, he will be granted 52,445 shares of the Company’s common stock, which will vest in full twelve (12) months after the date of grant (December 10, 2012), and as determined by the Compensation Committee, Mr. O’Brien will be eligible to receive an annual bonus under the ZAGG Management Performance Bonus Plan.

Mr. O’Brien’s rights and the Company’s obligations in connection with his separation from the Company are the same as those for Mr. Hales, described above.

A copy of the O’Brien Agreement is attached hereto as an exhibit.  The foregoing summary of the terms and conditions of the O’Brien Agreement, does not purport to be complete, and is qualified in its entirety by reference to the full text of the O’Brien Agreement attached as an exhibit hereto.

Item 8.01                      Other Events

Stock Repurchase Plan

On December 13, 2012, the Company issued a press release announcing that the Company’s board of directors has authorized the repurchase of up to $10,000,000 of the Company’s outstanding common stock. The share repurchases will be made from time to time over the next twelve (12) months at the Company’s discretion.  The Company’s board of directors also authorized the Company to enter into a Rule 10b5-1 plan when appropriate.

A copy of the press release is attached hereto as Exhibit 99.2, and the information contained therein is incorporated herein by reference. The information contained in Item 8.01 to this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and the information shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 7.01                      Regulation FD Disclosure.

On December 12, 2012, the Company issued a press release to announce the Credit Agreement transaction described above.  The text of the press release is set forth in Exhibit 99.1 attached hereto.

Additionally, as noted above, on December 13, 2012, the Company issued a press release to announce the Company’s adoption of a share repurchase plan.  The text of the press release is set forth in Exhibit 99.2 attached hereto.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibits 99.1 and 99.2 are deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Credit Agreement
10.2	Line of Credit Note and Addendum
10.3	Term Note and Addendum
10.4	Security Agreement
10.5	General Pledge Agreement
10.6	Employment Agreement – Brandon O’Brien
10.7	Employment Agreement – Randall Hales
99.1	Press Release dated December 12, 2012
99.2	Press Release dated December 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG Inc

By: /s/ BRANDON T. O’BRIEN
Brandon T. O’Brien
Chief Financial Officer

Date: December 13, 2012